Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-8 No. 333-282826) pertaining to the ICON plc 2013 Employees Restricted Share Unit Plan as amended and restated,
2)Registration Statement (Form S-8 No. 333-231527) pertaining to the ICON plc 2019 Consultants and Directors Restricted Share Unit Plan,
3)Registration Statement (Form S-8 No. 333-204153) pertaining to the ICON plc 2013 Employees Restricted Share Unit Plan as amended and restated,
4)Registration Statement (Form S-8 No. 333-190068) pertaining to the ICON plc 2013 Restricted Share Unit Plan,
5)Registration Statement (Form S-8 No. 333-152802), as amended, pertaining to the ICON plc Employee Share Option Plan 2003, the ICON plc Consultants Share Option Plan 2008, the ICON plc Employee Share Option Plan 2008, and the ICON plc 2008 Employee Restricted Share Unit Plan,
6)Registration Statement (Form S-8 No. 333-257578), as amended, pertaining to the PRA Health Sciences, Inc. 2020 Stock Incentive Plan, the PRA Health Sciences, Inc. 2018 Stock Incentive Plan, the PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan and the 2013 Stock Incentive Plan for Key Employees of PRA Health Sciences and its Subsidiaries,
7)Registration Statement (Form S-8 No. 333-254891), as amended, pertaining to the PRA Health Sciences, Inc. 2020 Stock Incentive Plan, the PRA Health Sciences, Inc. 2018 Stock Incentive Plan, the PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan, and the 2013 Stock Incentive Plan for Key Employees of PRA Health Sciences and its Subsidiaries,

of our reports dated May 27, 2026, with respect to the consolidated financial statements of ICON plc, and the effectiveness of internal control over financial reporting of ICON plc included in this Annual Report (Form 20-F) of ICON plc for the year ended December 31, 2025.

/s/ Ernst & Young Chartered Accountants
Dublin, Ireland
May 27, 2026